Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Senior Director - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS SECOND QUARTER 2023 RESULTS

DOWNERS GROVE, Ill., July 25, 2023 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the second quarter ended June 30, 2023. All comparisons are to the comparable period of the prior fiscal year, unless otherwise noted.

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions, except per share data)	2023	2022	% Change	2023	2022	% Change
U.S. GAAP
Revenue	$2,100	$2,159	(3)%	$4,179	$4,211	(1)%
Net earnings	242	290	(16)%	471	516	(9)%
Diluted EPS	1.72	2.00	(14)%	3.35	3.56	(6)%

Non-GAAP
Organic revenue change			(3)%			—%
Adjusted net earnings [1]	288	309	(7)%	561	585	(4)%
Adjusted diluted EPS	2.05	2.14	(4)%	3.99	4.03	(1)%

1 Q2 and year-to-date 2023 and 2022 adjusted net earnings exclude after tax purchase accounting expenses and restructuring and other costs. Q2 and year-to-date 2022 also exclude a reduction to income taxes previously recorded related to the Tax Cuts and Jobs Act.

For the quarter ended June 30, 2023, Dover generated revenue of $2.1 billion, a decrease of 3% (-3% organic). GAAP net earnings of $242 million decreased 16%, and GAAP diluted EPS of $1.72 was down 14%. On an adjusted basis, net earnings of $288 million decreased 7% and adjusted diluted EPS of $2.05 was down 4%.

For the six months ended June 30, 2023, Dover generated revenue of $4.2 billion, a decrease of 1% (flat organic). GAAP net earnings of $471 million decreased 9%, and GAAP diluted EPS of $3.35 was down 6%. On an adjusted basis, net earnings of $561 million decreased 4%, and adjusted diluted EPS of $3.99 was down 1%.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover's President and Chief Executive Officer, Richard J. Tobin, said, "The second quarter results met our expectations. Since the start of the year, we expected 2023 performance to be weighted to the second half due to post-pandemic destocking across the industrial economy and the gradual recovery in several of our end markets.

“In the second quarter, outperformance in our high-growth businesses was offset by transient manufacturing and shipment disruptions in our vehicle services group caused by an ERP system upgrade. This reduced our top line and EPS by approximately $50 million and $0.10, respectively, and is now largely behind us, with output recovering meaningfully in June.

“Order activity in our shorter-cycle end markets remained solid amid normalizing lead times, and our long-cycle and secular-growth-exposed businesses maintained strong shipment levels. As a result, our order backlog continued to normalize but remains elevated.

“We had forecasted softer comparable margins in the first half of 2023 primarily due to business mix and lower volumes in biopharma and EMV payment systems. We prepared for this by proactively intervening on our cost structure starting in the latter half of 2022, and have continued these structural cost reductions in 2023. We expect the roll forward of these actions, demand seasonality and backlog shipment timing to drive sequential and comparable operating margin improvement in the second half.

“Our strong balance sheet position and robust cash flow through the end of the year provide flexibility in our capital allocation initiatives. We are well on track with our organic growth initiatives and capacity build outs in clean energy, CO2 systems, and heat exchangers which are already driving growth in 2023. We remain active and disciplined in pursuing attractive bolt-on acquisitions while opportunistically evaluating capital return strategies.

“We have a constructive outlook for the remainder of the year and see a solid foundation building for 2024. Underlying demand remains good across the portfolio, and a significant volume of business is already in the backlog. Our flexible business model and execution playbook are proven to deliver results in various operating conditions.”

FULL YEAR 2023 GUIDANCE:

In 2023, Dover expects to generate GAAP EPS in the range of $7.68 to $7.83 (adjusted EPS of $8.85 to $9.00), based on full year revenue growth of 2% to 4% (all-in and organic).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its second quarter and year-to-date results at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Tuesday, July 25, 2023. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover's results and its operating segments can be found on the Company's website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $8 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of over 25,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, "forward-looking" statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate, supply chain constraints and labor shortages that could result in production stoppages, inflation in material input costs and freight logistics, the impact of interest rate and currency exchange rate fluctuations, the impacts of COVID-19, or other future pandemics, on the global economy and on our customers, suppliers, employees, business and cash flows, the impact on global or a regional economy due to the outbreak or escalation of hostilities or war, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - SECOND QUARTER 2023

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data*)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$2,100,086	$2,158,715	$4,179,109	$4,210,616
Cost of goods and services	1,341,250	1,377,432	2,673,254	2,686,139
Gross profit	758,836	781,283	1,505,855	1,524,477
Selling, general and administrative expenses	434,340	424,433	866,754	868,276
Operating earnings	324,496	356,850	639,101	656,201
Interest expense	33,804	26,989	68,018	53,541
Interest income	(2,653)	(949)	(4,744)	(1,724)
Other income, net	(6,678)	(4,546)	(10,486)	(6,675)
Earnings before provision for income taxes	300,023	335,356	586,313	611,059
Provision for income taxes	57,784	45,738	115,500	95,288
Net earnings	$242,239	$289,618	$470,813	$515,771

Net earnings per share:
Basic	$1.73	$2.01	$3.37	$3.58
Diluted	$1.72	$2.00	$3.35	$3.56
Weighted average shares outstanding:
Basic	139,862	143,832	139,810	143,959
Diluted	140,578	144,669	140,597	144,998

Dividends paid per common share	$0.505	$0.50	$1.01	$1.00

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2023			2022
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2022
REVENUE
Engineered Products	$497,549	$473,687	$971,236	$487,647	$514,436	$1,002,083	$516,501	$525,048	$2,043,632
Clean Energy & Fueling	430,729	441,166	871,895	458,395	494,075	952,470	464,022	462,015	1,878,507
Imaging & Identification	283,091	271,932	555,023	272,255	275,951	548,206	282,371	293,238	1,123,815
Pumps & Process Solutions	413,881	465,626	879,507	435,195	441,127	876,322	433,558	418,355	1,728,235
Climate & Sustainability Technologies	455,325	449,001	904,326	399,078	434,164	833,242	462,671	441,811	1,737,724
Intersegment eliminations	(1,552)	(1,326)	(2,878)	(669)	(1,038)	(1,707)	(832)	(1,286)	(3,825)
Total consolidated revenue	$2,079,023	$2,100,086	$4,179,109	$2,051,901	$2,158,715	$4,210,616	$2,158,291	$2,139,181	$8,508,088

NET EARNINGS
Segment Earnings:
Engineered Products	$84,275	$73,076	$157,351	$71,130	$81,671	$152,801	$90,145	$103,573	$346,519
Clean Energy & Fueling	73,605	83,616	157,221	72,962	99,034	171,996	90,208	90,789	352,993
Imaging & Identification	68,315	61,336	129,651	58,598	61,392	119,990	74,477	73,617	268,084
Pumps & Process Solutions	115,244	129,337	244,581	146,617	138,048	284,665	128,573	119,780	533,018
Climate & Sustainability Technologies	73,778	76,074	149,852	53,609	64,181	117,790	75,190	61,504	254,484
Total segment earnings	415,217	423,439	838,656	402,916	444,326	847,242	458,593	449,263	1,755,098
Purchase accounting expenses [1]	42,679	40,200	82,879	53,286	47,019	100,305	40,526	40,272	181,103
Restructuring and other costs [2]	14,053	18,143	32,196	10,552	7,944	18,496	8,613	11,881	38,990
Loss on dispositions [3]	—	—	—	194	—	194	—	—	194
Corporate expense / other [4,5]	40,072	33,922	73,994	37,404	27,967	65,371	27,876	42,033	135,280
Interest expense	34,214	33,804	68,018	26,552	26,989	53,541	29,789	33,126	116,456
Interest income	(2,091)	(2,653)	(4,744)	(775)	(949)	(1,724)	(1,244)	(1,462)	(4,430)
Earnings before provision for income taxes	286,290	300,023	586,313	275,703	335,356	611,059	353,033	323,413	1,287,505
Provision for income taxes	57,716	57,784	115,500	49,550	45,738	95,288	67,007	59,834	222,129
Net earnings	$228,574	$242,239	$470,813	$226,153	$289,618	$515,771	$286,026	$263,579	$1,065,376

SEGMENT EARNINGS MARGIN
Engineered Products	16.9%	15.4%	16.2%	14.6%	15.9%	15.2%	17.5%	19.7%	17.0%
Clean Energy & Fueling	17.1%	19.0%	18.0%	15.9%	20.0%	18.1%	19.4%	19.7%	18.8%
Imaging & Identification	24.1%	22.6%	23.4%	21.5%	22.2%	21.9%	26.4%	25.1%	23.9%
Pumps & Process Solutions	27.8%	27.8%	27.8%	33.7%	31.3%	32.5%	29.7%	28.6%	30.8%
Climate & Sustainability Technologies	16.2%	16.9%	16.6%	13.4%	14.8%	14.1%	16.3%	13.9%	14.6%
Total segment earnings margin	20.0%	20.2%	20.1%	19.6%	20.6%	20.1%	21.2%	21.0%	20.6%

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period.
[2] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[3] Loss on dispositions includes working capital adjustments related to dispositions.
[4] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

5 Q4 and FY 2022 include a $6.3 million settlement charge related to our U.S. qualified defined benefit plan.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2023			2022
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2022
Net earnings per share:
Basic	$1.64	$1.73	$3.37	$1.57	$2.01	$3.58	$2.01	$1.88	$7.47
Diluted	$1.63	$1.72	$3.35	$1.56	$2.00	$3.56	$2.00	$1.87	$7.42

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$228,574	$242,239	$470,813	$226,153	$289,618	$515,771	$286,026	$263,579	$1,065,376

Weighted average shares outstanding:
Basic	139,757	139,862	139,810	144,087	143,832	143,959	142,506	140,343	142,681
Diluted	140,616	140,578	140,597	145,329	144,669	144,998	143,257	141,168	143,595

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2023			2022
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2022
Adjusted net earnings:
Net earnings	$228,574	$242,239	$470,813	$226,153	$289,618	$515,771	$286,026	$263,579	$1,065,376
Purchase accounting expenses, pre-tax [1]	42,679	40,200	82,879	53,286	47,019	100,305	40,526	40,272	181,103
Purchase accounting expenses, tax impact [2]	(9,599)	(9,012)	(18,611)	(12,538)	(11,013)	(23,551)	(9,494)	(8,689)	(41,734)
Restructuring and other costs, pre-tax [3]	14,053	18,143	32,196	10,552	7,944	18,496	8,613	11,881	38,990
Restructuring and other costs, tax impact [2]	(2,990)	(3,665)	(6,655)	(2,191)	(1,803)	(3,994)	(1,921)	(2,311)	(8,226)
Loss on dispositions, pre-tax [4]	—	—	—	194	—	194	—	—	194
Loss on dispositions, tax-impact [2]	—	—	—	(27)	—	(27)	—	—	(27)
Tax Cuts and Jobs Act [5]	—	—	—	—	(22,579)	(22,579)	—	—	(22,579)
Adjusted net earnings	$272,717	$287,905	$560,622	$275,429	$309,186	$584,615	$323,750	$304,732	$1,213,097

Adjusted diluted net earnings per share:
Diluted net earnings per share	$1.63	$1.72	$3.35	$1.56	$2.00	$3.56	$2.00	$1.87	$7.42
Purchase accounting expenses, pre-tax [1]	0.30	0.29	0.59	0.37	0.33	0.69	0.28	0.29	1.27
Purchase accounting expenses, tax impact [2]	(0.07)	(0.06)	(0.13)	(0.09)	(0.08)	(0.16)	(0.07)	(0.06)	(0.30)
Restructuring and other costs, pre-tax [3]	0.10	0.13	0.23	0.07	0.05	0.13	0.06	0.08	0.26
Restructuring and other costs, tax impact [2]	(0.02)	(0.03)	(0.05)	(0.02)	(0.01)	(0.03)	(0.01)	(0.02)	(0.06)
Loss on dispositions, pre-tax [4]	—	—	—	—	—	—	—	—	—
Loss on dispositions, tax-impact [2]	—	—	—	—	—	—	—	—	—
Tax Cuts and Jobs Act [5]	—	—	—	—	(0.16)	(0.16)	—	—	(0.16)
Adjusted diluted net earnings per share	$1.94	$2.05	$3.99	$1.90	$2.14	$4.03	$2.26	$2.16	$8.45

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period. Q1, Q2, and FY 2022 include $12,487, $7,158, and $19,869 of amortization of inventory step-up, respectively, primarily related to the Q4 2021 acquisitions within our Clean Energy & Fueling segment.

[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges. Q1 and FY 2022 include $5,457 of non-cash foreign currency translation losses reclassified to earnings included within restructuring and other costs and $2,117 related to write-off of assets due to an exit from certain Latin America countries for our Climate & Sustainability Technologies segment.

4 Q1 2022 and FY 2022 represents working capital adjustments related to the disposition of Unified Brands and the Race Winning Brands equity method investment in Q4 2021.
5 Q2 and FY 2022 represent a reduction to income taxes previously recorded related to the Tax Cuts and Jobs Act.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2023			2022
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2022
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$84,275	$73,076	$157,351	$71,130	$81,671	$152,801	$90,145	$103,573	$346,519
Other depreciation and amortization [1]	7,070	7,300	14,370	7,274	6,799	14,073	6,819	6,853	27,745
Adjusted segment EBITDA [2]	91,345	80,376	171,721	78,404	88,470	166,874	96,964	110,426	374,264
Adjusted segment EBITDA margin [2]	18.4%	17.0%	17.7%	16.1%	17.2%	16.7%	18.8%	21.0%	18.3%

Clean Energy & Fueling:
Segment earnings	$73,605	$83,616	$157,221	$72,962	$99,034	$171,996	$90,208	$90,789	$352,993
Other depreciation and amortization [1]	7,046	7,541	14,587	8,466	6,533	14,999	6,893	6,923	28,815
Adjusted segment EBITDA [2]	80,651	91,157	171,808	81,428	105,567	186,995	97,101	97,712	381,808
Adjusted segment EBITDA margin [2]	18.7%	20.7%	19.7%	17.8%	21.4%	19.6%	20.9%	21.1%	20.3%

Imaging & Identification:
Segment earnings	$68,315	$61,336	$129,651	$58,598	$61,392	$119,990	$74,477	$73,617	$268,084
Other depreciation and amortization [1]	3,394	3,745	7,139	3,497	3,496	6,993	3,372	3,820	14,185
Adjusted segment EBITDA [2]	71,709	65,081	136,790	62,095	64,888	126,983	77,849	77,437	282,269
Adjusted segment EBITDA margin [2]	25.3%	23.9%	24.6%	22.8%	23.5%	23.2%	27.6%	26.4%	25.1%

Pumps & Process Solutions:
Segment earnings	$115,244	$129,337	$244,581	$146,617	$138,048	$284,665	$128,573	$119,780	$533,018
Other depreciation and amortization [1]	10,939	11,609	22,548	9,922	9,787	19,709	10,137	10,993	40,839
Adjusted segment EBITDA [2]	126,183	140,946	267,129	156,539	147,835	304,374	138,710	130,773	573,857
Adjusted segment EBITDA margin [2]	30.5%	30.3%	30.4%	36.0%	33.5%	34.7%	32.0%	31.3%	33.2%

Climate & Sustainability Technologies:
Segment earnings	$73,778	$76,074	$149,852	$53,609	$64,181	$117,790	$75,190	$61,504	$254,484
Other depreciation and amortization [1]	6,624	6,895	13,519	6,495	6,443	12,938	6,736	6,530	26,204
Adjusted segment EBITDA [2]	80,402	82,969	163,371	60,104	70,624	130,728	81,926	68,034	280,688
Adjusted segment EBITDA margin [2]	17.7%	18.5%	18.1%	15.1%	16.3%	15.7%	17.7%	15.4%	16.2%

Total Segments:
Total segment earnings [2,3]	$415,217	$423,439	$838,656	$402,916	$444,326	$847,242	$458,593	$449,263	$1,755,098
Other depreciation and amortization [1]	35,073	37,090	72,163	35,654	33,058	68,712	33,957	35,119	137,788
Total Adjusted segment EBITDA [2]	450,290	460,529	910,819	438,570	477,384	915,954	492,550	484,382	1,892,886
Total Adjusted segment EBITDA margin [2]	21.7%	21.9%	21.8%	21.4%	22.1%	21.8%	22.8%	22.6%	22.2%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[2] Refer to Non-GAAP Disclosures section for definition.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to net earnings.

DOVER CORPORATION
QUARTERLY NET EARNINGS TO ADJUSTED SEGMENT EBITDA RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2023			2022
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2022
Net earnings	$228,574	$242,239	$470,813	$226,153	$289,618	$515,771	$286,026	$263,579	$1,065,376
Provision for income taxes	57,716	57,784	115,500	49,550	45,738	95,288	67,007	59,834	222,129
Earnings before provision for income taxes	286,290	300,023	586,313	275,703	335,356	611,059	353,033	323,413	1,287,505
Interest income	(2,091)	(2,653)	(4,744)	(775)	(949)	(1,724)	(1,244)	(1,462)	(4,430)
Interest expense	34,214	33,804	68,018	26,552	26,989	53,541	29,789	33,126	116,456
Corporate expense / other [1,7]	40,072	33,922	73,994	37,404	27,967	65,371	27,876	42,033	135,280
Loss on dispositions [2]	—	—	—	194	—	194	—	—	194
Restructuring and other costs [3]	14,053	18,143	32,196	10,552	7,944	18,496	8,613	11,881	38,990
Purchase accounting expenses [4]	42,679	40,200	82,879	53,286	47,019	100,305	40,526	40,272	181,103
Total segment earnings [6]	415,217	423,439	838,656	402,916	444,326	847,242	458,593	449,263	1,755,098
Add: Other depreciation and amortization [5]	35,073	37,090	72,163	35,654	33,058	68,712	33,957	35,119	137,788
Total adjusted segment EBITDA [6]	$450,290	$460,529	$910,819	$438,570	$477,384	$915,954	$492,550	$484,382	$1,892,886

[1] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

[2] Loss on dispositions includes working capital adjustments related to dispositions.
[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, exit costs, and other asset charges.
[4] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period.
[5] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[6] Refer to Non-GAAP Disclosures section for definition.
7 Q4 and FY 2022 include a $6.3 million settlement charge related to our U.S. qualified defined benefit plan.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

	2023
	Q2	Q2 YTD
Organic
Engineered Products	(7.7)%	(2.3)%
Clean Energy & Fueling	(9.3)%	(6.1)%
Imaging & Identification	0.3%	4.2%
Pumps & Process Solutions	0.9%	(3.1)%
Climate & Sustainability Technologies	4.0%	9.9%
Total Organic	(3.0)%	(0.1)%
Acquisitions	0.9%	0.9%
Currency translation	(0.6)%	(1.5)%
Total*	(2.7)%	(0.7)%
* Totals may be impacted by rounding.

	2023
	Q2	Q2 YTD
Organic
United States	(8.6)%	(3.2)%
Other Americas	13.9%	15.3%
Europe	(0.9)%	(0.6)%
Asia	1.9%	(1.0)%
Other	33.0%	26.7%
Total Organic	(3.0)%	(0.1)%
Acquisitions	0.9%	0.9%
Currency translation	(0.6)%	(1.5)%
Total*	(2.7)%	(0.7)%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	Range
2023 Guidance for Earnings per Share (GAAP)	$7.68		$7.83
Purchase accounting expenses, net		0.91
Restructuring and other costs, net		0.26
2023 Guidance for Adjusted Earnings per Share (Non-GAAP)	$8.85		$9.00
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2023			2022
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2022
Net Cash Flows Provided By (Used In):
Operating activities	$241,284	$195,254	$436,538	$23,683	$178,773	$202,456	$264,625	$338,643	$805,724
Investing activities	(43,556)	(42,454)	(86,010)	(46,963)	(68,890)	(115,853)	(286,208)	(138,863)	(540,924)
Financing activities	(306,565)	(137,924)	(444,489)	(75,204)	120,469	45,265	(178,844)	(126,686)	(260,265)

Quarterly Free Cash Flow (Non-GAAP)

	2023			2022
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2022
Cash flow from operating activities	$241,284	$195,254	$436,538	$23,683	$178,773	$202,456	$264,625	$338,643	$805,724
Less: Capital expenditures	(48,375)	(40,079)	(88,454)	(50,381)	(50,196)	(100,577)	(65,462)	(54,923)	(220,962)
Free cash flow	$192,909	$155,175	$348,084	$(26,698)	$128,577	$101,879	$199,163	$283,720	$584,762

Cash flow from operating activities as a percentage of revenue	11.6%	9.3%	10.4%	1.2%	8.3%	4.8%	12.3%	15.8%	9.5%

Cash flow from operating activities as a percentage of adjusted net earnings	88.5%	67.8%	77.9%	8.6%	57.8%	34.6%	81.7%	111.1%	66.4%

Free cash flow as a percentage of revenue	9.3%	7.4%	8.3%	(1.3) %	6.0%	2.4%	9.2%	13.3%	6.9%

Free cash flow as a percentage of adjusted net earnings	70.7%	53.9%	62.1%	(9.7) %	41.6%	17.4%	61.5%	93.1%	48.2%

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2023			2022
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2022
BOOKINGS

Engineered Products	$536,472	$489,131	$1,025,603	$541,035	$452,668	$993,703	$512,374	$498,249	$2,004,326
Clean Energy & Fueling	454,526	440,137	$894,663	501,491	487,861	989,352	432,259	399,414	1,821,025
Imaging & Identification	290,712	262,092	$552,804	307,104	292,136	599,240	281,789	273,170	1,154,199
Pumps & Process Solutions	464,297	394,317	$858,614	459,790	471,693	931,483	415,253	362,468	1,709,204
Climate & Sustainability Technologies	300,014	345,363	$645,377	444,852	403,574	848,426	422,820	388,527	1,659,773
Intersegment eliminations	(1,530)	(1,917)	(3,447)	(2,295)	(1,207)	(3,502)	(423)	(1,391)	(5,316)
Total consolidated bookings	$2,044,491	$1,929,123	$3,973,614	$2,251,977	$2,106,725	$4,358,702	$2,064,072	$1,920,437	$8,343,211

BACKLOG

Engineered Products	$755,442	$771,888		$830,135	$759,589		$742,766	$720,114
Clean Energy & Fueling	337,116	339,322		426,342	411,350		368,050	312,142
Imaging & Identification	236,215	227,646		243,411	255,255		241,896	232,812
Pumps & Process Solutions	742,890	676,191		704,935	715,646		679,955	686,512
Climate & Sustainability Technologies	899,379	797,307		1,218,155	1,186,180		1,139,737	1,068,644
Intersegment eliminations	(1,083)	(1,594)		(1,756)	(1,839)		(1,439)	(1,893)
Total consolidated backlog	$2,969,959	$2,810,760		$3,421,222	$3,326,181		$3,170,965	$3,018,331

	2023
	Q2	Q2 YTD
BOOKINGS GROWTH FACTORS

Organic
Engineered Products	8.4%	4.3%
Clean Energy & Fueling	(8.4)%	(7.2)%
Imaging & Identification	(8.5)%	(5.1)%
Pumps & Process Solutions	(19.4)%	(10.4)%
Climate & Sustainability Technologies	(13.7)%	(22.5)%
Total Organic	(8.3)%	(8.0)%
Acquisitions	0.7%	0.9%
Currency translation	(0.8)%	(1.7)%
Total*	(8.4)%	(8.8)%
* Totals may be impacted by rounding.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings, total segment earnings margin, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted net earnings, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act, and gain/loss on dispositions. Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share or adjusted earnings per share represent diluted EPS adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act and gain/loss on dispositions.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs/benefits. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted net earnings equals free cash flow divided by adjusted net earnings. Management believes that free cash flow and free cash flow ratios are important measures of liquidity because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and bookings performance and trends between periods. We do not provide a reconciliation of forward-looking organic revenue to the most directly comparable GAAP financial measure pursuant to the exception provided in Item 10(e)(1)(i)(B) of Regulation S-K because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent total orders received from customers in the current reporting period excluding the impact of foreign currency exchange rates and the impact of acquisitions and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

Backlog represents an estimate of the total remaining bookings at a point in time for which performance obligations have not yet been satisfied. This metric is useful as it represents the aggregate amount we expect to recognize as revenue in the future.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.